Exhibit 99.1

CorMedix Reports Receipt of European Patent Office Decision to Allow Prosl Patent to Proceed in European Union

Bridgewater, New Jersey, September 5, 2013 (PR Newswire) – CorMedix Inc. (“CorMedix”) (NYSE MKT: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of cardiorenal disease, announces receipt of an official communication issued by the European Patent Office which states that the Examining Division intends to grant a European Patent on the basis of European Application No. 05803391.1, “Antimicrobial Locking Solutions Comprising Taurinamide Derivatives and Biologically Acceptable Salts and Acids, with the addition of Small Concentrations of Heparin” which CorMedix refers to as the “Prosl” patent application. The Prosl patent application was approved on the basis of the claim set filed on July 5, 2013. The Prosl patent application is directed to a novel solution containing Taurolidine, citrate and heparin and its use.

“A related patent has already issued in the United States and we believe this is a great step in strengthening our intellectual property position in the European Union” states Randy Milby, Chief Executive Officer.

This patent is licensed exclusively to CorMedix from ND Partners, and is part of a patent portfolio which includes more than seventeen issued patents and numerous patent applications, to which CorMedix has exclusive worldwide rights. This proprietary technology is a significant component of the CorMedix patent portfolio.

About CorMedix

CorMedix Inc. is a pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac and renal dysfunction, also known as cardiorenal disease.  CorMedix’s most advanced product candidate is CRMD003 (Neutrolin®) for the prevention of catheter-related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients. Please see www.cormedix.com for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: the actual grant of the Prosl patent by the European Patent Office; protecting the intellectual property developed by or licensed to CorMedix; CorMedix’s ability to obtain additional financing to support its research and development and clinical activities and operations; CorMedix's ability to maintain its listing on the NYSE MKT; CorMedix’s ability to successfully launch and commercialize Neutrolin; the risks and uncertainties associated with CorMedix’s ability to manage its limited cash resources; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates; the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; CorMedix's ability to enter into and maintain collaborations with third parties for its development programs; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; and CorMedix's dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants. These and other risks are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contact:
Randy Milby
Chief Executive Officer
CorMedix Inc.
908-517-9489